Exhibit 10.4

AMENDMENT

THIS AMENDMENT is made as of October 1, 2010 (this “Amendment”) by and between WNS Studios, Inc., a Nevada corporation having an office 3811 13th Avenue, Brooklyn, NY 11218 (the “Company”) and Shmuel’s Hatzlacha Consulting, Inc. (the “Consultant”).

RECITALS

WHEREAS, the parties are party to a Going Public Agreement dated as of May 16, 2009 (the “Agreement”; capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Agreement);

WHEREAS, the parties desire to clarify and amend the Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.   Term.  The term of this Agreement as provided for in Section 1 shall terminate when the Company becomes quoted on the Over the Counter Bulletin Board.

2.   Fees.  The Consultant acknowledges that it was not paid the $9,000 fee as provided for in the Agreement; the fees set forth in Section 4(i) shall be due and payable as provided for therein.

3.   Choice of Law.  This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

4.   Reference.  On and after the date hereof, each reference in the Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in any other agreement, document or other instrument, shall mean, and be a reference to the Agreement, as amended by this Amendment.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

WNS STUDIOS, INC

By:	/s/ Yehoshua Lustig
Name:	Yehoshua Lustig
Title:	President

SHMUEL’S HATZLACHA CONSULTING, INC.

By:	/s/ Shmuel Shnielbalg
Name:	Shmuel Shnielbalg
Title:	President